                                                               Exhibit 23.1






                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-32044) of First Empire State Corporation of our report dated January 10, 1994 appearing on page 49 of this Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated March 15, 1994 appearing on page 3 of the Annual Report of First Empire State Corporation Retirement Savings Plan and Trust for the year ended December 31, 1993, filed herewith as Exhibit 99.1 of this Annual Report on Form 10-K. We consent to the reference to us under the caption "Experts" in such Registration Statement.



/S/ PRICE WATERHOUSE
- --------------------

Buffalo, New York
March 16, 1994

                                                               Exhibit 23.2




                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-12207) of First Empire State Corporation of our report dated January 10, 1994 appearing on page 49 of this Annual Report on Form 10-K. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


/S/ PRICE WATERHOUSE
- --------------------

Buffalo, New York
March 16, 1994

                                                               Exhibit 23.3






                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-58500) of First Empire State Corporation of our report dated January 10, 1994 appearing on page 49 of this Annual Report on Form 10-K. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



/S/ PRICE WATERHOUSE
- --------------------

Buffalo, New York
March 16, 1994